Exhibit 5.1
Consent of Independent Auditor	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691
The Board of Directors
Hut 8 Mining Corp.
We hereby consent to the use of our report dated March 16, 2022, on the consolidated financial statements of Hut 8 Mining Corp., incorporated by reference in the registration statement on Form F-10, and to the reference to our firm under the heading “Experts”, “Auditors, Transfer Agent and Registrar” and “Documents Filed as Part of the Registration Statement” in the prospectus.
Chartered Professional Accountants
Montréal, Canada
August 5, 2022
Member of Grant Thornton International Ltd	rcgt.com